AMENDMENT TO INVESTMENT ADVISORY AGREEMENT

This Amendment, dated as of the 15th day of September, 2008, made by and between Matthews International Funds (the “Trust”) and Matthews International Capital Management, LLC (“Matthews,” and together with the Trust, the “Parties”).

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Investment Advisory Agreement, dated as of August 13, 2004, as amended August 12, 2005, August 11, 2006 and August 31, 2007, by and between the Trust and Matthews (the “Agreement”).

WITNESSETH THAT:

WHEREAS, the Parties originally entered into the Agreement, wherein Matthews agreed to provide certain services to the Trust;

WHEREAS, the Parties wish to amend the Agreement to provide for the addition of a separate series of the Trust; and

WHEREAS, the Parties wish to amend the rate of compensation payable to Matthews for the services rendered during the term of the Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1.	Section 8(a) of the Agreement shall be amended and restated in its entirety to read as follows:

(a) The Appendix A-1 Funds shall pay to the Advisor, and the Advisor agrees to accept, as full compensation for all investment management and advisory services furnished or provided to the Appendix A-1 Funds pursuant to this Agreement, an annual investment management fee, not to exceed the per annum percentage of the average daily net asset value of the Appendix A-1 Funds’ shares, as set forth in the Fee Schedule attached hereto as Appendix B (the “A-1 Management Fee”), as may be amended in writing from time to time by the Trust and the Advisor. The Appendix A-2 Fund shall pay to the Advisor, and the Advisor agrees to accept, as full compensation for all investment management and advisory services furnished or provided to the Appendix A-2 Fund pursuant to this Agreement, an annual investment management fee as set forth on Appendix B hereto (the “A-2 Management Fee,” and together with the A-1 Management Fee, the “Investment Management Fee”). For purposes of calculating the Investment Management Fee pursuant to this Section 8(a), the “Appendix A-1 Funds” shall mean the Funds set forth on Part I of Appendix A hereto and the “Appendix A-2 Fund” shall mean the Fund set forth on Part II of Appendix A hereto.

2.	The addition of the Matthews Asia Small Companies Fund as set forth on the attached amended Appendix A.

3.	The Investment Management Fee Schedule shall be as set forth on the attached amended Appendix B.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement consisting of two typewritten pages, together with the updated Appendix A and Appendix B, to be signed by their duly authorized officers as of the day and year first above written.

MATTHEWS INTERNATIONAL FUNDS	MATTHEWS INTERNATIONAL CAPITAL MANAGEMENT, LLC

By: /s/ William J. Guilfoyle	By: /s/ William J. Hackett
Name: William J. Guilfoyle	Name: William J. Hackett
Title: President	Title: President

Date: September 15, 2008	Date: September 15, 2008

APPENDIX A

MATTHEWS INTERNATIONAL FUNDS
FUND SCHEDULE

(updated September 15, 2008)

PART I:
Fund	Effective Date
• Matthews Asia Pacific Fund	August 31, 2004
• Matthews Asia Pacific Equity Income Fund	August 11, 2006
• Matthews Pacific Tiger Fund	August 31, 2004
• Matthews Asian Growth and Income Fund	August 31, 2004
• Matthews Asian Technology Fund	August 31, 2004
• Matthews China Fund	August 31, 2004
• Matthews India Fund	August 12, 2005
• Matthews Japan Fund	August 31, 2004
• Matthews Korea Fund	August 31, 2004

PART II
Fund	Effective Date
• Matthews Asia Small Companies Fund	September 15, 2008

MATTHEWS INTERNATIONAL FUNDS	MATTHEWS INTERNATIONAL CAPITAL MANAGEMENT, LLC

By: /s/ William J. Guilfoyle	By: /s/ William J. Hackett
Name: William J. Guilfoyle	Name: William J. Hackett
Title: President	Title: President

Date: September 15, 2008	Date: September 15, 2008

APPENDIX B

MATTHEWS INTERNATIONAL FUNDS
INVESTMENT MANAGEMENT FEE SCHEDULE

(updated September 15, 2008)

The A-1 Management Fee for the A-1 Funds is as follows:

Portfolio Value of the Funds	Investment Management Fee as a Percent of Portfolio Value of the Funds
(Not to Exceed)

$0 to $2 Billion	0.75% of average daily net assets

$2 Billion to $5 Billion	0.6834% of average daily net assets

Over $5 Billion	0.65% of average daily net assets

The A-2 Management Fee for the A-2 Fund is as follows: an investment management fee of 1.00% of average daily net assets.

MATTHEWS INTERNATIONAL FUNDS	MATTHEWS INTERNATIONAL CAPITAL MANAGEMENT, LLC

By: /s/ William J. Guilfoyle	By: /s/ William J. Hackett
Name: William J. Guilfoyle	Name: William J. Hackett
Title: President	Title: President

Date: September 15, 2008	Date: September 15, 2008